UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Tribune Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Tribune Company

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: Tribune Company

Commission File No.: 001-08572

THIS FILING CONSISTS OF (1) AN EMAIL FROM THE CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF TRIBUNE COMPANY ADDRESSED TO EMPLOYEES OF TRIBUNE COMPANY ON MAY 25, 2007 AND (2) A PRESS RELEASE OF TRIBUNE COMPANY ISSUED ON MAY 25, 2007.

Email to Employees

Dear Fellow Employee:

It’s been a busy few weeks. Sandwiched around our annual shareholders’ meeting, I met with employees at Newsday, Chicago Tribune, WGN Radio and TV, the Los Angeles Times and KTLA, and with all of our TV general managers at the CW fall preview meeting for advertisers last week in New York.  Scott Smith held meetings at our newspapers in Florida and at Newsday.  In addition, John Reardon and John Vitanovic have so far visited 11 of our television stations.

At each meeting we discussed the ESOP/Zell transaction and fielded questions from employees.  It was quite apparent that some misperceptions are still out there, so I want to take this opportunity to clarify a couple of issues more broadly.

•                  Sam Zell is acquiring Tribune Company.

Many people seem to think that Sam Zell has already acquired or will acquire Tribune Company later this year—that is not accurate.  What is accurate is that Sam will sponsor, through his investment in Tribune, a going-private transaction. When the transaction closes, expected in the fourth quarter of 2007, Tribune will be owned entirely by an Employee Stock Ownership Plan (ESOP).  The ESOP will own 56.5 million shares of Tribune stock, which will be 100 percent of the outstanding shares at that time.

Last month, Sam made an initial investment of $250 million in Tribune. Upon closing, his investment will increase to $315 million and he’ll become chairman of Tribune’s board of directors. I will remain as CEO and as a director. Following the close, Sam also will hold a warrant to acquire 40 percent of Tribune’s common stock at any time within the next 15 years.

Full details about Tribune’s ownership structure are posted on the employee information website, available through TribLink and http://tribuneathome.com.

•                  The role of the ESOP Trustee.

During every stage of the transaction announced on April 2, employees were represented in the negotiations by GreatBanc Trust Company, one of the most experienced ESOP trustees in the country.  GreatBanc acts as the ESOP Trustee for major U.S. corporations, including ABN/AMRO/LaSalle, Citigroup, Hartmarx, Rite Aid, Sherwin-Williams, Provident Bank and Wells Fargo & Company.

On behalf of the new Tribune ESOP and its participants, GreatBanc negotiated for and acquired its shares of Tribune stock at $28, which compares favorably to the $34 price paid by Sam Zell to purchase his shares.

As the ESOP trustee, GreatBanc will vote all Tribune shares owned by the ESOP on all matters submitted to a shareholder vote, such as the annual election of directors and ratification of the company’s auditor. GreatBanc will not sit on the board, which is consistent with the role of trustees at other ESOP-owned corporations.

In the event of a future merger or sale of all or substantially all of the company’s assets, employees will direct the ESOP trustee on how to vote the shares which have been allocated to their ESOP accounts.

If you have additional questions on this or other topics, I again encourage you to visit the employee information website. If your question is not addressed there, use the “Ask a Question” feature on the website and you’ll receive a prompt response.

Later this year you will receive additional communication about our new benefit plans, including the ESOP.  Please remember that the first allocation to employees from both the cash balance plan and the ESOP will be made in January 2009 for the 2008 calendar year.

Today we announced the preliminary results of our stock tender offer that closed yesterday. Our press release with full details is available on TribLink and www.tribune.com, and we’ll issue another release with final results next week. The tender was clearly successful, and we’re now very close to completing the first stage of our going-private transaction.

As you know, regulatory approval will be one of the final steps in the process. On that front we received some good news last Friday when a bipartisan group of 14 members of Illinois’ congressional delegation wrote to FCC Chairman Kevin Martin, urging him to act quickly on issues related to our transaction.

In the meantime, it’s important that we focus on business.  Right now the revenue situation at both our newspapers and television stations is difficult. Interactive growth is good but not enough to make up for the decline in print. We expect trends to improve in the second half of the year, especially in the television group. Having seen recent presentations for the CW network’s fall line-up last week, we are optimistic.  Along with the debut of “Family Guy” and “Two-and-a-Half Men” on many of our stations, the fall TV season looks promising.

Finally, a quick word about the “legal language” included below – it is a necessary inclusion at this time due to the upcoming shareholder meeting on the ESOP/Zell transaction.

Thanks for all you’re doing as we look forward to an important new chapter in Tribune’s history.

Sincerely,

Dennis

Important Additional Information Regarding the Merger and the Tender Offer will be filed with the SEC:

In connection with the proposed merger transaction, Tribune Company will file a proxy statement and other documents with the Securities and Exchange Commission (the “SEC”). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED MERGER TRANSACTION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Tribune with the SEC at the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained free of charge on Tribune’s website at www.tribune.com or by directing a request to Tribune Company, 435 North Michigan Avenue, Chicago, IL 60611, Attention: Investor Relations. You may also read and copy any reports, statements and other information filed by Tribune with the SEC at the SEC public reference room at 450 Fifth Street, N.W. Room 1200, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Tribune Company and its directors and executive officers may be deemed to be “participants” in the solicitation of proxies from the shareholders of Tribune in connection with the proposed merger transaction. Information about Tribune and its directors and executive officers and their ownership of Tribune common stock is set forth in the accompanying proxy statement for Tribune’s 2007 Annual Meeting of Shareholders. Shareholders and investors may obtain additional information regarding the interests of Tribune Company and its directors and executive officers in the merger transaction, which may be different than those of Tribune’s shareholders generally, by reading the proxy statement and other relevant documents regarding the merger transaction, which will be filed with the SEC.

This document is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of Tribune’s common stock. The solicitation of offers to buy Tribune’s common stock is being made pursuant to the offer to purchase and related materials that the company has sent to its shareholders. Shareholders should read those materials carefully because they contain important information, including the various terms and conditions of the offer. Shareholders can obtain copies of the offer to purchase and related materials filed by Tribune Company as part of the statement on Schedule TO with the SEC on April 25, 2007, as amended, through the SEC’s internet address at http://www.sec.gov without charge. Shareholders can also obtain copies of the offer to purchase and related materials, filed with the SEC (excluding exhibits), without charge from the company or by written or oral request directed to Innisfree M&A Incorporated, 501 Madison Avenue, New York, New York 10022, telephone number 1 (877) 825-8621 (banks and brokerage firms call collect (212) 750-5833).

Forward-Looking Statements

This document contains certain comments or forward-looking statements that are based largely on the company’s current expectations and are subject to certain risks, trends and uncertainties. You can identify these and other forward looking statements by the use of such words as “will,” “expect,” “plans,” “believes,” “estimates,” “intend,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Actual results could differ materially from the expectations expressed in these statements. Factors that could cause actual results to differ include risks related to the transactions being consummated; the risk that required regulatory approvals or financing might not be obtained in a timely manner, without conditions, or at all; the impact of the substantial indebtedness incurred to finance the consummation of the tender offer and the merger; the ability to satisfy all closing conditions in the definitive agreements; difficulties in retaining employees as a result of the merger agreement; risks of unforeseen material adverse changes to our business or operations; risks that the proposed transaction disrupts current plans, operations, and business growth initiatives; the risk associated with the outcome of any legal proceedings that may be instituted against Tribune and others following announcement of the merger agreement; and other factors described in Tribune’s publicly available reports filed with the SEC, including the most current annual 10-K report and quarterly 10-Q report, which contain a discussion of various factors that may affect Tribune’s business or financial results. These factors, including also the ability to complete the tender offer or the merger, could cause actual future performance to differ materially from current expectations. Tribune is not responsible for updating the information contained in this document beyond the published date, or for changes made to this document by wire services or Internet service providers. Tribune’s next quarterly 10-Q report to be filed with the SEC may contain updates to the information included in this document.

Press Release

TRIBUNE ANNOUNCES PRELIMINARY RESULTS OF TENDER OFFER

CHICAGO, May 25, 2007—Tribune Company (NYSE: TRB) today announced the preliminary results of its stock tender offer which expired at 5:00 p.m., New York City time, on Thursday, May 24, 2007. Based on the preliminary count by the depositary for the tender offer, approximately 224 million shares were tendered by shareholders, representing approximately 92 percent of the shares outstanding.

The tender offer to repurchase up to 126,000,000 shares of the company’s common stock for $34.00 per share was made pursuant to the previously disclosed merger agreement among Tribune, the Tribune Employee Stock Ownership Plan (ESOP), the ESOP’s merger subsidiary and an affiliate of Sam Zell.

Because more than 126,000,000 shares were tendered, the company will purchase shares on a pro rata basis. “Odd lots”—stock holdings of less than 100 shares—will not be prorated. The proration of shares will be based on the ratio of the number of shares properly tendered and not properly withdrawn by a shareholder to the total number of shares properly tendered and not properly withdrawn by all shareholders, other than “odd lot” holders.

The number of shares tendered is preliminary and subject to verification by the depositary. The Company will commence payment for shares purchased in the tender offer promptly upon determination of the final proration factor and in any event no later than June 5, 2007. Payment for shares purchased will be made in cash, without interest.

Merrill Lynch & Co., Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC served as Co-Dealer Managers for the tender offer. Innisfree M&A Incorporated served as Information Agent and Computershare Trust Company, N.A. served as the Depositary. Any questions about the tender offer may be directed to Innisfree M&A at 501 Madison Avenue, New York, NY 10022, telephone 877/825-8621 (banker and brokerage firms call collect 212/750-5833).

:: :: ::

Important Additional Information Regarding the Merger will be filed with the SEC:

In connection with the proposed merger transaction, Tribune Company will file a proxy statement and other documents with the Securities and Exchange Commission (the “SEC”). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED MERGER TRANSACTION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement

(when available) and other documents filed by Tribune with the SEC at the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained free of charge on Tribune’s website at www.tribune.com or by directing a request to Tribune Company, 435 North Michigan Avenue, Chicago, IL 60611, Attention: Investor Relations. You may also read and copy any reports, statements and other information filed by Tribune with the SEC at the SEC public reference room at 450 Fifth Street, N.W. Room 1200, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Tribune Company and its directors and executive officers may be deemed to be “participants” in the solicitation of proxies from the shareholders of Tribune in connection with the proposed merger transaction. Information about Tribune and its directors and executive officers and their ownership of Tribune common stock is set forth in the proxy statement for Tribune’s Annual Meeting of Shareholders, which Tribune is required to file with the SEC. Shareholders and investors may obtain additional information regarding the interests of Tribune Company and its directors and executive officers in the merger transaction, which may be different than those of Tribune’s shareholders generally, by reading the proxy statement and other relevant documents regarding the merger transaction, which will be filed with the SEC.

Forward-Looking Statements

This press release contains certain comments or forward-looking statements that are based largely on the company’s current expectations and are subject to certain risks, trends and uncertainties. You can identify these and other forward looking statements by the use of such words as “will,” “expect,” “plans,” “believes,” “estimates,” “intend,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Actual results could differ materially from the expectations expressed in these statements. Factors that could cause actual results to differ include risks related to the transactions being consummated; the risk that required regulatory approvals or financing might not be obtained in a timely manner, without conditions, or at all; the impact of the substantial indebtedness incurred to finance the consummation of the merger; the ability to satisfy all closing conditions in the definitive agreements; difficulties in retaining employees as a result of the merger agreement; risks of unforeseen material adverse changes to our business or operations; risks that the proposed transaction disrupts current plans, operations, and business growth initiatives; the risk associated with the outcome of any legal proceedings that may be instituted against Tribune and others following announcement of the merger agreement; and other factors described in Tribune’s publicly available reports filed with the SEC, including the most current annual 10-K report, which contain a discussion of various factors that may affect Tribune’s business or financial results. These factors, including also the ability to complete the merger, could cause actual future performance to differ materially from current expectations. Tribune is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet service providers.

TRIBUNE (NYSE:TRB) is one of the country’s top media companies, operating businesses in publishing, interactive and broadcasting. It reaches more than 80 percent of U.S. households and is the only media organization with newspapers, television stations and websites in the nation’s top three markets. In publishing, Tribune’s leading daily newspapers include the Los Angeles Times, Chicago Tribune, Newsday (Long Island, N.Y.), The Sun (Baltimore), South Florida Sun-Sentinel, Orlando Sentinel and Hartford Courant. The company’s broadcasting group operates 23 television stations, Superstation WGN on national cable, Chicago’s WGN-AM and the Chicago Cubs baseball team. Popular news and information websites complement Tribune’s print and broadcast properties and extend the company’s nationwide audience.

MEDIA CONTACTS:	INVESTOR CONTACT:
Gary Weitman	Ruthellyn Musil
312/222-3394 (office)	312/222-3787 (office)
312/222-1573 (fax)	312/222-1573 (fax)
gweitman@tribune.com	rmusil@tribune.com